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                                                                                                                    EXHIBIT 11.2
                                                 CONSECO, INC. AND SUBSIDIARIES

                                        COMPUTATION OF EARNINGS PER SHARE - FULLY DILUTED
                                                           (unaudited)

                                                                      Three months ended             Six months ended
                                                                             June 30,                    June 30,
                                                                      -------------------           -------------------
                                                                      1996           1995           1996           1995
                                                                      ----           ----           ----           ----
      Weighted average primary shares outstanding..............    52,566,673     42,645,380    51,125,123      43,152,772
      Incremental common equivalent shares:
        Related to options and employee stock plans based
           on market price at the end of the period............       382,640         24,632       793,285          12,334
        Related to Series D convertible preferred stock........     8,556,340      8,893,530     8,724,769       8,893,530
                                                                   ----------    -----------   -----------    ------------

      Weighted average fully diluted  shares outstanding.......    61,505,653     51,563,542    60,643,177      52,058,636
                                                                   ==========    ===========   ===========    ============

      Net income for fully diluted earnings per share..........   $50,062,000    $99,870,000   $96,410,000    $124,292,000
                                                                  ===========    ===========   ===========    ============

      Net income per fully diluted common share................          $.81          $1.94         $1.59           $2.39
                                                                         ====          =====         =====           =====



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